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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      September 4, 1997
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                            TCF Financial Corporation
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



       0-16431                                            41-1591444
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Commission File Number                         (IRS Employer Identification No.)



          801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402
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                    (Address of principal executive offices)



       (612) 661-6500
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Registrant's Telephone Number

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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On September 4, 1997, TCF Financial Corporation ("TCF" or the "Company"), completed its acquisition (the "Acquisition") of Standard Financial, Inc. ("Standard") pursuant to an Agreement and Plan of Reorganization (the "Agreement") previously filed with the Company's Current Report on Form 8-K dated March 16, 1997 (No. 0-16431). The aggregate consideration for the Acquisition valued at the date of closing was $439.2 million, consisting of $418.4 million for the 16.2 million outstanding Standard shares, or $25.81 per Standard share, and $20.8 million for the outstanding Standard options. The Acquisition will be accounted for as a purchase transaction.

     The transaction was structured as a cash election merger in which Standard shareholders will have the right to designate a preference for either cash or TCF common stock, or a combination of the two. The total consideration to Standard shareholders was $217,074,827 in cash and 3,850,000 shares of TCF common stock. The consideration for the Acquisition is described in further detail in the Company's Registration Statement on Form S-4, No. 333-28555, incorporated herein by reference. The cash portion of the consideration was funded through existing liquid assets and short-term borrowings. Election forms were mailed to Standard shareholders on September 9 and, to be effective, must be properly completed and returned to the exchange agent, BankBoston, by 5 p.m. Eastern Time on September 29.
Georgeson & Company Inc. is acting as the information agent in connection with the exchange of Standard shares and is available to answer questions from Standard shareholders at (800) 223-2064.

     Certain additional information regarding the Acquisition is contained in the press releases (the "Press Releases") dated September 4, 1997 and September 9, 1997. The Press Releases are attached hereto as exhibits and are incorporated herein by reference.

CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     This Current Report, the Press Releases attached hereto and other written and oral statements made by or on behalf of TCF contain, or may contain, certain "forward-looking statements," including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Acquisition; (ii) lower than expected income or revenues following the Acquisition, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry;
(iv) business disruption related to the Acquisition; (v) greater than expected costs or difficulties related to the integration of the management of TCF and Standard; (vi) litigation costs and delays caused by litigation; (vii) higher than anticipated costs in completing the Acquisition; (viii) unanticipated regulatory constraints arising from the Acquisition; (ix) reduction in interest margins due to changes in the interest rate environment; (x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which TCF does business;
(xi) legislation or regulatory changes which adversely affect the businesses in which the combined company is engaged; and (xii) other unanticipated occurrences which increase the costs related to the Acquisition or decrease the expected financial benefits of the Acquisition.

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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a), (b) Financial Statements of Business Acquired and Pro Forma Financial Information. The financial statements of Standard and the pro forma financial information required by this item will be filed supplementally by an amendment to this report on or before November 18, 1997.

(c)       Exhibits

          99.1   Press Release dated September 4, 1997.
          99.2   Press Release dated September 9, 1997.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  September 18, 1997

                                   TCF FINANCIAL CORPORATION



                                   By   /s/ Ronald J. Palmer
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                                        Ronald J. Palmer
                                   Its  Treasurer and Chief Financial Officer